EXHIBIT 2(d)(2)

                   Form of Subscription Agreement among Registrant
                      and holders of securities being registered

                               RAND CAPITAL CORPORATION

                                SUBSCRIPTION AGREEMENT


               AGREEMENT made as of the __ day of January, 1997 by and between the person identified on the signature page of this Agreement, the persons listed on Exhibit 1 who are signatories to this Agreement (individually, a "Subscriber," and collectively, the "Subscribers") and Rand Capital Corporation, a New York corporation having its principal office at 2200 Rand Building, Buffalo, New York (the "Corporation").

               WHEREAS, the Corporation desires to offer up to 2,840,000 shares (the "Shares") of its common stock, par value $.10 per share (the "Common Stock") pursuant to the terms and conditions hereinafter provided; and

               WHEREAS, the Subscribers individually desire to purchase Shares from the Corporation under the terms of this Agreement;

               NOW, THEREFORE, for and in consideration of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Purchase and Sale.

               (a) Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the undersigned Subscriber hereby subscribes to purchase the largest number of whole Shares that may be purchased at the per share Net Asset Value of the Company's Common Stock, as determined in accordance with Section 6(a) below, for an aggregate purchase price of $_________ at the Closing described in Section 1(c), and delivers herewith a certified or official bank check in that amount as payment for the aggregate purchase price of the Subscriber's Shares.

               (b) Maintenance of Purchase Price in a Separate Bank Account. Immediately after receipt of this Subscription Agreement and the subscription payment indicated in Section 1(a), the Corporation shall cause the payment to be deposited with all other subscription payments received in connection with the Offering in a separate bank account. The full amount of all such subscription payments shall be maintained in such account for the benefit of the respective Subscribers until the earlier of: (i) a Closing hereunder, in which case it will be disbursed to the Corporation, or (ii) thirty (30) days after the date first above written, in which case it shall be returned to by the Corporation to the Subscriber, without interest or deduction.

               (c) Closing. The purchase and sale of the Shares shall take place at a closing (the "Closing") at the offices of the Corporation as soon as practicable after the receipt by the Corporation of Subscription Agreements and subscription payments for Shares from all of the Subscribers and the fulfillment of the conditions contained Section 6 of this Agreement. At the Closing the Corporation shall deliver to each Subscriber a certificate or certificates representing the number of Shares the Subscriber is purchasing together with a check for the difference (if any) between the price of the number of whole Shares purchased by the Subscriber and the amount tendered pursuant to Section 1(a), above.

               2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the each of the Subscribers that:

               (a) Incorporation. The Corporation is a corporation duly organized and validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to carry on its business as a closed-end, investment company registered under the Investment Company Act of 1940.

               (b) Authorization. All corporate action on the part of the Corporation, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Corporation under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered shall constitute a binding and enforceable obligation of the Corporation. When the Acceptance of Subscription provided for herein has been executed and delivered by the Corporation, it shall constitute a binding obligation of the Corporation in accordance with its terms.

               (c) Validity of Securities. The Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable.

               3. Representations by Subscribers. Each of the undersigned Subscribers represents and warrants as to such Subscriber, severally and not jointly, to the Corporation as follows:

               (a) The Subscriber is acquiring the Shares for its own account as principal, for investment and not with a view to resale or distribution of all or any part of the Shares except in accordance with and as provided for in this Agreement.

               (b)  Immediately prior to the purchase:


                    (i) the Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the prospective investment; and

                    (ii) the Subscriber is able to bear the economic risk of the investment (i.e., at the time of investment it could afford a complete loss without hardship).

               (c) The Subscriber has been informed as to, and is familiar with, the business activities of the Corporation. The respective Subscriber has been provided with copies of the Corporation's 1995 Annual Report to Shareholders, the Corporation's proxy statement used in connection with the solicitation of proxies for its 1996 Annual Meeting of Shareholders, the Corporation's June 30, 1996 Form N-SAR and semi-annual report to shareholders.

                (d) The Subscriber has been advised that the Corporation was made a defendant in an law suit brought by Sealy Corporation for contribution pursuant to the federal Comprehensive Environmental Response, Cleanup and Liability Act ("CERCLA") and the New Jersey Spill Compensation and Control Act (the "N.J. Spill Act") for remediation costs in excess of $1,000,000 that will be incurred by Sealy in connection with the clean-up of a property allegedly owned by Stop-Fire, Inc. during the period from 1976 to 1979 on which Stop-Fire is alleged to have dumped paints, solvents and fire extinguisher materials while allegedly under the control of the Corporation. The Subscriber understands that while the Corporation's motion to dismiss the causes of action against it were dismissed on _____________, 1996 pursuant to a motion made by the Corporation based on the absence of evidence indicating ownership or control by the Corporation of Stop-Fire, Inc. sufficient for the imposition of liability under CERCLA or the N.J. Spill Act, no assurance can be given that the dismissal will not be appealed, that any such appeal might not be successful, and, consequently, that the Corporation will have no liability resulting from this claim or that it will not incur substantial expenses in defending or settling the action brought in connection with this claim.

               (e) The Subscriber has had an opportunity to ask questions of, and receive answers from, appropriate representatives of the Corporation, including the President, concerning the Corporation, its business, and the terms and conditions of the Offering, and to obtain such additional information as the Subscriber deems necessary to verify the accuracy and adequacy of the information it has obtained. The Subscriber fully understands that this Offering has not been registered under the Securities Act of 1933 (the "Securities Act") in reliance upon exemptions therefrom, and, accordingly, to the extent that it is not supplied with information which would have been contained in a registration statement filed under the Securities Act it must rely on its own access to such information.

               (f) The Subscriber affirms that the Subscriber is an "accredited investor" as that term is defined and construed pursuant to Rule 501 under the Securities Act of 1933 because at least one of the following statements is true with respect to it (indicate the appropriate manner of qualification):

                    (i)___ a natural person whose individual net worth, or joint net worth with that person's spouse, at the Closing will exceed $1,000,000;

                    (ii)___ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                    (iii)___ a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a "sophisticated person" as described in Rule
                    506(b)(2)(ii) under the Act;

                    (iv)___ an organization described in Section 501(c) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

                    (v)___ an entity in which all of the equity owners are accredited investors; or

                    (vi)___ an entity which otherwise qualifies as an accredited investor (explain circumstances on a separate exhibit).

               (g) The Subscriber affirms that all information that it has provided to the Corporation either directly or indirectly, concerning the Subscriber, the Subscriber's financial position and the Subscriber's knowledge of financial and business matters is accurate and complete as of the date of this Agreement.

               (h) The Subscriber fully understands and agrees that the Subscriber must bear the economic risk of its investment in the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act, and, therefore, cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act or, in the opinion of counsel acceptable to the Corporation, an exemption from such registration is available.

               (i) The Subscriber understands that no federal or state agency has passed upon the offering of the Shares or made any finding or determination as to the fairness of the offering the Shares.

               (j) The Subscriber understands that the Corporation is a closed-end investment company that is registered under the Investment Company of 1940 (the "ICA"), and the Subscriber affirms that its purchase of the Shares hereunder will not cause it or the Corporation to be in violation of the restrictions on ownership of the Corporations common shares imposed by the ICA, including, without limitation, the restrictions contained in
          Section 12 of the ICA upon ownership of the Corporation's common shares by unregistered investment companies.


               4. Brokers' Fees. The Corporation and each of the Subscribers represents and agree that the transactions contemplated by this Agreement have been carried on by the parties directly and without the intervention of any other person in such manner as to give rise to any valid claim against either party for a finder's fee, brokerage commission or other similar payment.


               5. Restriction on Transferability of Shares, Compliance with Securities Act of 1933.

               (a) Restrictions on Transferability. The Shares shall not be transferable except upon the conditions specified in this
          Section 5, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 in respect of the transfer of the Shares.

               (b) Certain Definitions. As used in this Section 5, the following terms shall have the following respective meanings:

                    "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                    "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Registration Stock" shall mean the all of those Shares designated by any Subscriber pursuant Section 5(d) as includable in the registration to be made by the Corporation hereunder.

                    "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with Subsection 5(d), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel to the Corporation, the fees and expenses in connection with all registrations or exemption from registration under state securities law affecting the transfer of the Registration Stock ("Blue Sky Expenses") in New York, Texas and Arizona and the expenses of any regular or special audits incident to or required by any such registrations (and including the compensation of regular employees of the Corporation involved in such registration).

                    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sales, and any state or federal transfer taxes payable with respect to the sales, of the Registration Stock, all Blue Sky Expenses for any states other than New York, Texas and Arizona, any state or federal transfer taxes payable with respect to the sales of Registration Stock, and all fees and disbursements of counsel for the Subscribers.

               (c) Shares to be Legended. A restrictive legend in substantially the following form will be imprinted on the certificates evidencing the Shares and stop transfer orders or other appropriate instructions to such effect will be maintained against the transfer of the Shares on the transfer records of the Corporation or its transfer agent:

                    "The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The Shares have been acquired for investment and may not be sold, transferred, pledged or otherwise disposed of in the absence of an effective Registration Statement for the Shares under the Act or an opinion of counsel satisfactory to the issuer that the proposed disposition of the Shares will not violate Section 5 of the Act."

               The transfer the Shares on the books and records of the Corporation will only be effected in accordance with such legend.

               (d) Required Registration. Each Subscriber has indicated in the space provided on the signature page to this Agreement the number of Shares of Registration Stock that the Subscriber desires to sell from time to time into the market immediately after the closing of the Offering and that the Subscriber desires to have included in a registration to be made by the Corporation. The Corporation shall, as expeditiously as possible after the closing of the Offering:

                    (i) prepare and file with the Commission a registration statement with respect to the Registration Stock, use its best efforts to cause it to become and remain effective until the earliest of (i) two years after the Closing, (ii) the expiration of the holding period for restricted stock under Rule 144(d) (or any successor rule) of the Commission, or (iii) until all of the Registration Stock shall have been sold in accordance with such registration, and pay all Registration Expenses in connection therewith;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to delivery of prospectuses for the period during which the information contained in the prospectus would not have to be updated pursuant to Section 10(a)(3) of the Securities Act; provided, however, that if at any time during such period of effectiveness the Company shall request that sellers of Registration Stock registered pursuant to such registration statement withhold their Shares of Registration Stock from sale because of the Corporation's temporary inability to furnish such sellers with a prospectus meeting the requirements of the Securities Act (other than as a result of the application of Section 10(a)(3) of the Securities Act), such sellers shall refrain from selling such Registration Stock on the condition that the Corporation shall file such amendments and supplements to such registration statement and prospectus issued in connection therewith as may be necessary in order to permit the sale of the Registration Stock to the public in compliance with the Securities Act as expeditiously as reasonably possible;

                    (iii) furnish to each seller such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registration Stock owned by the seller; and

                    (iv) use its best efforts to register or qualify the Registration Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such seller shall reasonably request (not exceeding five in number unless otherwise agreed by the Corporation) as shall be reasonably appropriate for the distribution of the Registration Stock covered by such registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, and do any and all other acts and things which may be necessary or desirable to enable such seller to consummate the public sale or other disposition of the Registration Stock in such jurisdictions;

               (e) Indemnification by the Corporation. In the event of any registration of any Registration Stock under the Securities Act, the Corporation shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 5, each Subscriber, its directors and officers, each other person who participates as an underwriter in the offering or sale of Registration Shares and each other person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Stock was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Corporation shall reimburse the Subscriber, and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of the Subscriber or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided further that the Corporation shall not be liable to any Person who participates as an underwriter in the offering or sale of Registration Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Persons' failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Stock to such person if such statement or omission was corrected in such final prospectus.

               (f) Indemnification by the Subscriber. In the event of any registration of Registration Stock under Section 5(d), each Subscriber shall, and hereby does indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(e)) the Corporation, each director of the Corporation, each officer of the Corporation and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Subscriber furnished to the Corporation by the Subscriber for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

               (g) Cooperation, Furnishing of Information. It shall be a condition precedent to the obligation of the Corporation to take any action pursuant to Section 5(d) that each of the Subscribers shall furnish to the Corporation promptly in writing such information regarding of the Subscriber, the Shares held by the Subscriber, and the intended method of disposition of the Registration Stock as the Corporation shall reasonably request and as shall be required in connection with the registrations to be undertaken by the Corporation.

                    6. Conditions to Acceptance of Subscription and Closing. The Acceptance of the Subscription provided for herein is subject to the following conditions:

               (a) Net Asset Value. Pursuant to the requirements of the ICA, the Board of Directors of the Corporation (the "Board") must determine that the sale price of the Shares is not less than the current net asset value of the Corporation's common shares as of a date within 48 hours (excluding Sundays and holidays) of the determination. Accordingly, unless the Board, in its discretion, determines that the sale price per share (which shall be Net Asset Value as determined by the Board) is equal to the current net asset value of the Corporation's common shares within 48 hours of the Closing, the subscriptions of the Subscribers will not be accepted, and the payments made by the Subscribers will be returned to them without interest or deduction as promptly as possible.

               (b) Commitment to Registration. The Subscribers are concerned that the Corporation be strongly committed to the registration of the Registration Stock pursuant to Section 5(d) as promptly as possible after the Closing. Accordingly, the Board shall adopt the following resolution prior to their acceptance of the subscriptions of the Subscribers:

                    "RESOLVED, that the corporation shall use its best efforts to cause the Registration Stock (as that term is defined in a Subscription Agreement, dated ________ __, 1996, between the corporation and the subscribers named therein for 2,840,000 common shares of the corporation (the "Agreement")) to be registered in accordance with the Agreement, that the officers of the corporation are directed pursue such registration as promptly and diligently as possible on behalf of the corporation, and that this resolution may not be altered, amended or repealed by the Directors of this corporation without their affirmative vote or written consent based on their good faith determination that to do so would be in the best interest of the corporation and its shareholders.

          If the Board determines that it will not adopt the foregoing resolution prior to the Closing, the Board will not accept the subscriptions of the Subscribers, and the subscription payments of the Subscribers shall be returned to the Subscribers without interest or deduction as promptly as possible.

               7.  Miscellaneous.

               (a) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

               (b) State in which Offered. The Shares are offered to and will be purchased by the Subscriber in the State of New York, unless a different State for such offering and sale is indicated in the following space: __________ .

               (c) Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and assigns.

               (d) No Assignments. The Subscriber agrees that except as provided herein neither it nor its legal representatives will sell, assign, encumber or transfer, in any manner whatsoever, this Agreement or its rights under this Agreement.

               (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior understandings, oral or written.

               (f) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days after deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below or at such other address as such party may designate by ten (10) days advance written notice to the other party.

               (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                             The Corporation:

                                             RAND CAPITAL CORPORATION


                                             By:_________________________
                                                  Allen F. Grum, President


          The Subscriber:

          Name of Subscriber (print):___________________

          Aggregate purchase price:$__________________

          Number of Shares designated by Subscriber as Registration Stock:____________________

          Address of Subscriber:________________________

                                _________________________

          Signature of Subscriber:________________________

          To be completed by the Corporation:

          Number of whole Shares to be to be purchased by Subscriber:_______________

          Amount of refund to Subscriber based upon difference amount tendered and aggregate cost of whole Shares to be purchased: _____________




                              ACCEPTANCE OF SUBSCRIPTION

          Dated:  ___________, 1997

               The foregoing Subscription is hereby accepted by Rand Capital Corporation as of the ____ day of ____________, 1997

                                             RAND CAPITAL CORPORATION

                                             By:______________________
                                              Allen F. Grum, President

          Exhibit 1.

                                 LIST OF SUBSCRIBERS

          Name                  Address                       No. of Shares